UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2011

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

On May 27, 2011, Chatham Lodging Trust (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of shareholders held on May 26, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory and non-binding votes of shareholders regarding approval of the compensation of the Company’s named executive officers (a “Say-On-Pay Vote”) and the frequency of conducting a Say-On-Pay Vote (a “Say-When-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Trustees of the Company (the “Board”) as to how frequently the Company will conduct a Say-On-Pay Vote. No other changes have been made to the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Board has considered the appropriate frequency for conducting Say-On-Pay Votes. Among other factors, the Board considered the voting results of the Annual Meeting with respect to the Say-When-On-Pay Vote. The Board has determined that future Say-On-Pay Votes will be submitted to shareholders of the Company annually until the next required Say-When-On-Pay Vote.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

October 13, 2011	By:	Eric Kentoff

Name: Eric Kentoff
Title: General Counsel and Secretary